UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

May 25, 2022

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California	90245-5012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 per share	MAT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On May 25, 2022, at the annual meeting of stockholders (the “Annual Meeting”) of Mattel, Inc. (“Mattel”), Mattel’s stockholders approved the Sixth Amendment to the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan (the “Plan Amendment”). The Plan Amendment, effective May 25, 2022, amends the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan (as amended, the “Plan”).

The purpose of the Plan is to promote the interests of Mattel and its stockholders by enabling Mattel to offer an opportunity to employees, non-employee directors and consultants to receive grants of equity-based and cash-based incentive awards, so as to better attract, retain, and reward them, to align their interests with those of stockholders, and to provide them with an incentive for outstanding performance to generate superior returns to Mattel stockholders.

The Plan Amendment increases the maximum number of shares that may be issued pursuant to the Plan by 10 million shares, enabling Mattel to continue to use the Plan as a critical tool to attract, motivate, reward, and retain its key employees and directors. In addition, the Plan Amendment revises the full-value share debiting rate for awards granted after March 1, 2022 from one and nine-tenths-to-one (1.9:1) to one and five-tenths-to-one (1.5:1).

The foregoing summary description of the Plan Amendment is qualified in its entirety by reference to the actual terms of the Plan Amendment, a copy of which is attached as Appendix A to Mattel’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 12, 2022 (the “Proxy Statement”).

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on May 25, 2022.

All of the nominees for director listed in Proposal 1 in the Proxy Statement were elected by a majority of the votes cast, as follows:

Name of Nominee	Votes Cast “FOR”	Votes Cast “AGAINST”	Abstentions	Broker Non-Votes
R. Todd Bradley	274,724,948	44,840,104	171,479	15,260,032
Adriana Cisneros	317,288,126	2,272,089	176,316	15,260,032
Michael Dolan	313,520,345	6,042,126	174,060	15,260,032
Diana Ferguson	318,666,102	895,086	175,343	15,260,032
Ynon Kreiz	312,675,147	6,890,508	170,876	15,260,032
Soren Laursen	317,309,501	2,256,743	170,287	15,260,032
Ann Lewnes	293,625,655	25,922,367	188,509	15,260,032
Roger Lynch	318,651,485	899,629	185,417	15,260,032
Dominic Ng	316,973,578	2,587,971	174,982	15,260,032
Dr. Judy Olian	317,031,411	2,535,488	169,632	15,260,032

Proposal 2, a proposal to ratify the selection of PricewaterhouseCoopers LLP as Mattel’s independent registered public accounting firm for the year ending December 31, 2022, was approved by the following vote:

Votes Cast “FOR”	Votes Cast “AGAINST”	Abstentions	Broker Non-Votes
325,412,780	9,359,333	224,450	N/A

Proposal 3, a proposal to approve, on a non-binding, advisory basis, the compensation of Mattel’s named executive officers, was approved by the following vote:

Votes Cast “FOR”	Votes Cast “AGAINST”	Abstentions	Broker Non-Votes
297,877,833	21,564,282	294,416	15,260,032

Proposal 4, a proposal to approve the Sixth Amendment to the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan, was approved by the following vote:

Votes Cast “FOR”	Votes Cast “AGAINST”	Abstentions	Broker Non-Votes
268,497,338	50,942,189	297,004	15,260,032

Proposal 5, a stockholder proposal regarding Mattel’s special stockholder meeting bylaw, was not approved by the following vote:

Votes Cast “FOR”	Votes Cast “AGAINST”	Abstentions	Broker Non-Votes
41,450,761	277,891,762	394,008	15,260,032

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit(s)	Filing Date

10.1	Sixth Amendment to Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan	DEF 14A	001-05647	Appendix A	April 12, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC.

Dated: May 27, 2022	By:	/s/ Jonathan Anschell
	Name:	Jonathan Anschell
	Title:	Executive Vice President, Chief Legal Officer, and Secretary